Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

I, John E. Salamon; Chief Executive Officer and Chief Financial Officer of Salamon Group, Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-l4(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)

the Registrant’s Quarterly Report on Form 10-QSB/A of the Registrant for the period ended September 30, 2006 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended except that the unaudited financial statements included in the report were not reviewed by public accountants as required by section 10-01(d) of regulation S-X and pursuant to SAS 100 and Item 310(b); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: April 17, 2007	By:	/s/ John E. Salamon
John E. Salamon
Chief Executive Officer
Chief Financial Officer